U.S. Securities and Exchange Commission

Washington, D.C.   20549




FORM  8-K      AMENDMENT #3


CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934


May  18, 1998
Date of Report (Date of earliest event reported)


                         STORAGE COMPUTER CORPORATION
             (Exact name of registrant as specified in its charter)



     Delaware                                        001-13616

          02-0450593
( State or other jurisdiction)                 (Commission

of Incorporation)                                   File No.)
( IRS Employer
Identification No.)




              11 Riverside Street, Nashua, NewHampshire 03062
                (Address of principal executive offices)

                               (603) 880-3005
              Registrant's telephone number, including area code








ITEM 4.      CHANGE IN REGISTRANTS CERTIFYING ACCOUNTANT:


Effective April 1, 1998, the Boston office of Richard A. Eisner & Company, LLP ("RAE") was merged into the Boston office of BDO Seidman, LLP ("BDO"). This merger resulted in RAE no longer having an office in the Boston area. The
Company concluded that it would be appropriate to select BDO as the new accounting firm. By unanimous consent of the Board of
 Directors of the Company on May 18, 1998, it was voted to retain
 BDO to serve as the Company's independent auditors. During the Company's two most recent fiscal years and any subsequent interim period, there have been no disagreements between the
Company and Richard A. Eisner & Company, LLP, on any matter of accounting principals or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Richard A..Eisner & Company, LLP, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the audited financial statements.


Prior to the engagement of BDO Seidman, there were no discussions with representatives of said firm regarding the application of any accounting principles.


The Registrant has requested that Richard A. Eisner & Company, LLP. furnish the Securities and Exchange Commission with a letter indicating whether they agree with the statements made by the Registrant in response to this
Item 4, and, if not, stating the respect in which they do not agree.


SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.

                         STORAGE COMPUTER CORPORATION

     May 21, 1998                                   By:/s/ James C.
Louney
                                                          James
C.Louney, C.F.O.